As filed with the Securities and Exchange Commission on July 28, 2005
                                                     Registration No. 333-125559


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          Pre-Effective Amendment No. 2
                                       to
                                    Form S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        International DisplayWorks, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                         94-3333649
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)


                        1613 Santa Clara Drive, Suite 100
                            Roseville, CA 95661-3542
                                 (916) 797-6800
          (Address and telephone number of principal executive offices)


                                 Thomas A. Lacey
                             Chief Executive Officer
                        1613 Santa Clara Drive, Suite 100
                            Roseville, CA 95661-3542
                                 (916) 797-6800
            (Name, address and telephone number of agent for service)

                                   Copies to:
                              David C. Adams, Esq.
                              Bartel Eng & Schroder
                         1331 Garden Highway, Suite 300
                          Sacramento, California 95833
                            Telephone: (916) 442-0400

Approximate date of commencement of the proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
========================================= ================= ================ =================== ===================
                                                               Proposed
                                                                maximum       Proposed maximum
  Title of each class of securities to      Amount to be    offering price       aggregate           Amount of
             be registered                 registered(1)     per share(2)    offering price(2)    registration fee
========================================= ================= ================ =================== ===================

========================================= ================= ================ =================== ===================
Common Stock, .001 par value              12,500,000        $8.10            $101,205,000        $11,917.13(3)
========================================= ================= ================ =================== ===================

========================================= ================= ================ =================== ===================
Total                                                                                            $11,917.13(3)
========================================= ================= ================ =================== ===================

(1) Also includes additional shares of common stock that may be issued as a result of stock splits, stock dividends or similar transactions.

(2) Calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended ("Securities Act"). Estimated for the sole purpose of calculating the registration fee and based upon the average of the high and low price per share of our common stock on June 1, 2005, as reported on the NASDAQ National Market.

(3) Previously Paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the "Commission"), acting pursuant to said Section 8(a), may determine.

                                                                      PROSPECTUS


                                12,500,000 Shares

                        INTERNATIONAL DISPLAYWORKS, INC.
                                  Common Stock
                           --------------------------

         By this prospectus, we may offer up to 12,500,000 shares of our common stock. We will provide specific terms for the sale of common stock in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell the shares of common stock unless accompanied by a prospectus supplement.

         Our common stock is traded and listed on the NASDAQ National Market, under the symbol "IDWK." On June 1, 2005, the last reported sale price for the common stock was $7.66 per share.
                         -------------------------------

          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
                          SEE "RISK FACTORS" AT PAGE 2.
                         -------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is July 29, 2005

Table of Contents
-----------------

Part  I
-------                                                                     Page

Prospectus Summary.............................................................1
Risk Factors...................................................................3
Use of Proceeds................................................................3
Description of Common Stock....................................................4
Plan of Distribution...........................................................4
Indemnification of Directors and Officers......................................5
Transfer Agent.................................................................5
Expert.........................................................................5
Legal Matters..................................................................5

                               PROSPECTUS SUMMARY

Forward-Looking Statements

     This Prospectus contains or incorporates "forward-looking statements," which include statements about our business strategy, our growth strategy, our product development and marketing efforts and anticipated trends in our business, which are not historical facts. We may also make additional forward-looking statements from time to time in filings that we make with the Commission. When we use words like "believe," "expect," "anticipate," "project," and similar expressions, this should alert you that the statement is forward-looking. Forward-looking statements speak only as of the date made, based largely on expectations. These expectations are generally subject to a number of risks and uncertainties, some of which cannot be predicted or quantified and which are beyond our control. Future events and actual results may differ materially from the anticipated results expressed in, contemplated by, or underlying our forward-looking statements. Statements in this Prospectus, and in documents incorporated by reference into this Prospectus, including those set forth in the caption "Risk Factors" describe factors, among others, that could contribute to or cause differences. In light of these risks and uncertainties, we cannot give any assurances that the forward-looking information will in fact transpire or prove to be accurate in the future.

Summary

     This summary highlights selected information from this prospectus and does not contain all of the information that is important to you. To understand the terms of any offering you should read carefully this prospectus and the prospectus supplement, as well as our periodic reports filed with the Securities and Exchange Commission that contain more detailed disclosure about our business and financial performance.

About this Prospectus

     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf registration process, we may, over the next two years, sell up to 12,500,000 shares of our common stock in one or more offerings. This prospectus provides you with a general description of the shares of common stock we may offer. Each time we sell shares of common stock we will provide a prospectus supplement that will contain specific information about the terms of that offer and sale. The prospectus supplement may add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with any additional information described below under "Where You Can Find More Information." THIS PROSPECUTS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Where You Can Find More Information

     Government Filings. We file annual, quarterly and special reports and other information with the Commission. You may read and copy any document that we file at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information about the Public Reference Room. Most of our filings are also available to you free of charge at the Securities and Exchange Commission's website at http://www.sec.gov.

     Information Incorporated by Reference. The Commission rules and regulations allow us to "incorporate by reference" the information that we file with it. This means that we can disclose additional important information to you by referring to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file in the future with the Commission will automatically update and supersede this information. We have filed the following documents with the Commission and the information contained in those documents is incorporated by reference into this Prospectus:

Our Quarterly Report on Form 10-Q for the quarter ended April 30, 2005, filed on June 6, 2005, and amended on July 28, 2005;

Our Quarterly Report on Form 10-Q for the quarter ended January 31, 2005;

Our Annual Report on Form 10-K/A-2 for the fiscal year ended October 31, 2004, filed on July 25, 2005;

Our Current Report on Form 8-K filed on June 27, 2005;

Our Current Report on Form 8-K filed on June 22, 2005;

Our Current Report on Form 8-K filed on April 13, 2005, as amended on Form 8-K/A-3 filed on July 28, 2005;

Our Current Report on Form 8-K filed on April 4, 2005, regarding presentation by Jeffrey Winzeler, Chief Financial Officer, at the J.M. Dutton Small Cap conference;

Our Current Report on Form 8-K filed on March 31, 2005;

Our Current Report on Form 8-K filed on March 16, 2005;

Our Current Report on Form 8-K filed on March 10, 2005;

Our Current Report on Form 8-K filed on January 24, 2005;

Our Current Report on Form 8-K filed on January 11, 2005;

Our Current Report on Form 8-K filed on January 6, 2005, regarding presentation by Tom Lacey, Chairman and Chief Executive Officer, at the Seventh Annual Needham & Company Growth Conference on January 13, 2005;

Our Current Report on Form 8-K filed on January 6, 2005, regarding change in Chief Financial Officer;

Our Current Report on Form 8-K filed on January 3, 2005, regarding the retirement of the prior and appointment of a new Chairman of the Board; and

Our Current Report on Form 8-K filed on December 9, 2004.

     Please note that all other documents and reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, following the date of this Prospectus and prior to the termination of this offering will be deemed to be incorporated by reference into this Prospectus and will be made a part of it from the date of filing with the Commission.

     Filings made with the Commission and other information about us can be found on our website at www.idwlcd.com. We will provide to each person, including any beneficial owner, who is delivered a prospectus, a copy of any of the documents that are incorporated by reference free of charge. Send requests to Alan M. Lefko, Corporate Secretary, International DisplayWorks, 1613 Santa Clara Drive, Suite 100, Roseville, CA 95661-3542 or call (916) 415-0864.

Our Business

         We design and manufacture liquid crystal display, or LCD, products and are a supplier to several Fortune 500 companies, major Japanese, other Asian and European corporations and smaller companies operating in a variety of discrete markets. We work as an outsourced manufacturer or provider of design, manufacturing and assembly services. Our target OEM or original equipment manufacturer customers operate in the telecommunications, utilities, automotive, medical, computing, office equipment, home appliance and consumer electronics industries. Our components and modules are used in various electronic products. We are implementing the new technologies of Color LCD and TFT module assemblies.

         We assist OEM customers in the design and development of their products and furnish full turnkey manufacturing services. Our services include procuring components, assembling and post-assembly testing of finished products or electronic subassemblies. We provide custom design manufacturing services, for which we design and develop proprietary products that are sold by our OEM customers using their brand name. We also provide enhanced services such as the addition of key pads and back lighting to module assemblies as well as the production of complete turn key products.

         Our principal executive offices are located at 1613 Santa Clara Drive, Suite 100, Roseville, CA 95661-3542. Our telephone number is (916) 415-0864. Our website is located at www.idwlcd.com.

                                  RISK FACTORS

         Investment in our common stock involves risk. You should carefully consider the risks we describe in our reports filed with the Securities and Exchange Commission (SEC) from time to time, and those that may be set forth in any prospectus supplement, before deciding to invest.

                                 USE OF PROCEEDS

         Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our common stock for working capital, to fund our future growth plans, and for other general corporate purposes and capital expenditures related to our growth. We may also use a portion of the net proceeds to acquire or invest in businesses, products or technologies that complement our existing business. From time to time, we engage in preliminary discussions and negotiations with various businesses in order to explore the possibility of acquisition or investment, however there are no definitive agreements or arrangements which would make an acquisition or investment probable as of the date of this prospectus.

                           DESCRIPTION OF COMMON STOCK

         We are authorized by our Certificate of Incorporation to issue 100,000,000 shares of common stock, $0.001 par value and 10,000,000 shares of preferred stock, $0.001 par value. As of May 18, 2005, there were 31,691,206 shares of common stock and no shares of preferred stock outstanding. Holders of shares of common stock have full voting rights, one vote for each share held of record. Stockholders are entitled to receive dividends as may be declared by the Board out of funds legally available therefore and share pro rata in any distributions to stockholders upon liquidation. Stockholders have no conversion, preemptive or subscription rights. All outstanding shares of common stock are fully paid and nonassessable, and all the shares of common stock issued by us upon the exercise of outstanding warrants will, when issued, be fully paid and nonassessable.

                              PLAN OF DISTRIBUTION

          We may sell all or a portion of the common stock:

           . Through one or more underwriters or dealers for public offering and sale;

           .   Directly to investors;

           .   Through agents;

           . Through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

         We may distribute the common stock from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time:

           .   at market prices prevailing at the time of sale, or

           .   at negotiated prices.

         We will describe the method of distribution of the common stock in the prospectus supplement. Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or the purchasers, as their agents, in connection with the sale of the common stock. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933, as amended, and, therefore, any discounts, commissions, or profits on resale received by such underwriters may be treated as underwriting discounts and commissions. In the prospectus supplement, we will identify any such underwriter, dealer or agent, and describe the compensation received by them from us. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under federal securities laws. Underwriters, dealers and agents also may be entitled to contribution with respect to payments made by other underwriters, dealers and agents under agreements between us and such underwriters, dealers and agents.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Amended and Restated Certificate of Incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by the laws of the state of Delaware. Further, our bylaws provide authority for us to maintain a liability insurance policy that insures our directors or officers against any liability incurred by them for service to us.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, unless in the opinion of our counsel, the matter has been settled by controlling precedent, we will submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by final adjudication.

                                 TRANSFER AGENT

         The transfer agent for our common stock is Computershare Trust Company, Inc., located at 350 Indiana Street, Suite 800, Golden, Colorado 80401.

                                     EXPERT

         The consolidated financial statements of International DisplayWorks, Inc. included in our annual report on Form 10-K for the year ended October 31, 2004, which is incorporated by reference in this Prospectus have been audited by Grant Thornton-Hong Kong, an independent registered public accounting firm. Our financial statements and schedule are incorporated by reference in reliance on Grant Thornton's report, given on its authority as an expert in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered by the selling stockholders through this Prospectus will be passed by the law firm of Bartel Eng & Schroder, Sacramento, California.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholders. All of the amounts shown are estimates, except for the SEC registration fee and the NASD fee.

       SEC registration fee                                              $11,917
       Printing and engraving expenses                                        $0
       Accounting fees and expenses                                       $2,800
       Legal fees and expenses                                           $15,000
       Transfer agent and registrar fees                                      $0
       Fees and expenses for qualification under state securities laws        $0
       Engineering fees                                                       $0
       Federal taxes                                                          $0
       State taxes                                                            $0
       Miscellaneous                                                          $0

            Total                                                        $29,717
                                                                         -------


Item 15.  Indemnification of Directors and Officers

         The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power to indemnify its directors, officers, employees and agents from expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, in which such person is involved by reason of the fact such person were or are directors, officers, employees or agents of the Company, provided that such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such person may not be indemnified if the person has been adjudged liable to the corporation in the performance of such person's duties to the corporation, unless the Court of Chancery or the court in which such action or suit was brought determines that, in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnity. To the extent that such person has been successful on the merits or otherwise in defense of any proceeding, the General Corporate Law of the State of Delaware provides that such person shall be indemnified against expenses (including attorney's fees) reasonably and actually incurred. The Certificate of Incorporation and the By-laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or stock redemption, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains such a provision.

         We have indemnification agreements with our officers and directors to indemnify and provide advanced legal expenses as permitted by applicable law, our Certificate of Incorporation and Bylaws. Under the agreements, we will not indemnify or provide advance payments (i) for a violation of Section 16 of the Securities Exchange Act, (ii) in connection with an officer's or director's takeover attempt, or (iii) any other action where indemnification is not permitted by law. The agreement terminates when the officer or director leaves or is removed from his position.

Item 16. Exhibits

Exhibit No.                Description

       3.1       Amendment to the Certificate of Incorporation(1)
       5.1       Opinion of Bartel Eng & Schroder (2)
      23.1       Consent of Grant Thornton
      23.2       Consent of Bartel Eng & Schroder (contained in Exhibit 5.1) (2)


(1) Incorporated herein by reference from the Company's Proxy Statement, filed with the Commission on Feburary 16, 2005.

(2) Incorporated herein by reference from the Company's Pre-Effective Amendment number 1 to Registration Statement on Form S-3 (File No. 333-125559) filed on July 11, 2005.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any  material  information  with  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                    * * * * *

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange of 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    * * * * *

(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                    * * * * *

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Pre-Effective Amendment No. 2 to Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, state of California, on July 27, 2005.


                                 INTERNATIONAL DISPLAYWORKS, INC.
                                 a Delaware Corporation

                                 /s/ Thomas A. Lacey
                                 -------------------------
                                 Thomas A. Lacey,
                                 Chief Executive Officer
                                 (Principal Executive Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the dates indicated:



                                  /s/ Thomas A. Lacey
Dated:   July 27, 2005            ---------------------------
                                  Thomas A. Lacey, Chairman
                                  and Chief Executive Officer
                                  (Principal Executive Officer)



Dated:   July 27, 2005            /s/ Mark A. Christensen(1)
                                  --------------------------
                                  Mark A. Christensen, Director



Dated:   July 27, 2005            /s/ Ronald Cohan(1)
                                  -------------------
                                  Ronald Cohan, Director



Dated:   July 27, 2005           /s/ Anthony Genovese(1)
                                 -----------------------
                                 Anthony Genovese, Director

Dated:   July 27, 2005           /s/ Glenn E. Neland  (1)
                                 ------------------------
                                 Glenn E. Neland, Director


Dated:   July 27, 2005           /s/ Timothy Nyman (1)
                                 ---------------------
                                 Timothy Nyman, Director


Dated:   July 27, 2005           /s/ D. Paul Regan (1)
                                 ---------------------
                                 D. Paul Regan, Director


Dated:   July 27, 2005           /s/ Jeffery G. Winzeler
                                 ------------------------
                                 Jeffery G. Winzeler,
                                 Chief Financial Officer
                                 (Principal Financial and Accounting Officer)

(1) Signed by Thomas A. Lacey by Power of Attorney

                                  EXHIBIT INDEX


Exhibit No.                       Description


       3.1       Amendment to the Certificate of Incorporation(1)
       5.1       Opinion of Bartel Eng & Schroder (2)
      23.1       Consent of Grant Thornton
      23.2       Consent of Bartel Eng & Schroder (contained in Exhibit 5.1) (2)


     (1) Incorporated herein by reference from the Company's Proxy Statement filed with the Commission on February 16, 2005.

     (3) Incorporated herein by reference from the Company's Pre-Effective Amendment number 1 to Registration Statement on Form S-3 (File No. 333-125559) filed on July 11, 2005.